UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 20, 2011

GOLDEN PHOENIX MINERALS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-22905 (Commission File Number)	41-1878178 (IRS Employer Identification No.)

7770 Duneville Street, #11 Las Vegas, Nevada (Address of Principal Executive Offices)	89139 (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 20, 2011, Golden Phoenix Minerals, Inc.’s (the “Company’s”) Board of Directors (the “Board”) approved an increase in the size of the Board from six (6) members to seven (7) in order to allow for the appointment of additional independent directors in furtherance of the Company’s business plan and growth strategy.  Further, effective October 20, 2011, the Board approved the appointment of John Di Girolamo to the Board to fill the vacancy created by the increase in the size of the Board.

Mr. Di Girolamo has 15 years of financial and mining experience.  His background includes serving as President of Investment Banking for Euroglobal Capital Partners Inc. where he structured going-public transactions, financings, and helped consult with both private and public companies on various exchanges. He was an Investment Advisor for Pope & Company where he was directly responsible for the creation or sourcing of public listings, and the Reverse Take Over (RTO) of private companies with these entities. He is experienced in rehabilitating legacy assets some of which have achieved production within six months of acquisition.

Mr. Di Girolamo will receive customary Board compensation including a monthly stipend and an initial grant of 100,000 options to purchase Company common stock.  Mr. Di Girolamo has no family relationships with any other executive officer or director of the Company and has not entered into any related party transactions involving the Company.

SECTION 7 – REGULATION FD

Item 7.01  Regulation FD Disclosure

On October 21, 2011, the Company issued a press release announcing the appointment of  Mr. Di Giorlamo disclosed above.

A copy of the press release is furnished herewith as Exhibit 99.1.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.  Financial Statements and Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release dated October 21, 2011, entitled, “Golden Phoenix Appoints Capital Market Expert John Di Girolamo to Board of Directors.”

The information contained in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

Portions of this report may constitute “forward-looking statements” defined by federal law.  Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different.  Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995.  Additional information about issues that could lead to material changes in the Company’ s performance is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PHOENIX MINERALS, INC.,
a Nevada corporation

Dated: October 31, 2011
/s/Thomas Klein
Thomas Klein
Chief Executive Officer